UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

Bonanza Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada		20-8560967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross
Houston, Texas 77098
(Address of Principal Executive Offices)

(713) 299-0100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On September 2, 2015, Brightlane Acquisition Corp. acquired a total of 6,060,000 shares of common stock of the Company from Rare Earth Minerals and Lynn Harrison the Company’s principal shareholder’s for the aggregate purchase price of One hundred and forty-three thousand, Seven hundred forty-three Dollars ($143,734.00).  The completed transfer of these shares represents an aggregate of 87% of the issued and outstanding share capital of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA GOLD CORP.

Date: September 2, 2015	By:	/s/ Steve Helm
Steve Helm
Chief Executive Officer/President